EXHIBIT 5.01
OPINION OF LEONARD, STREET AND DEINARD P.A.
October 4, 2007
LodgeNet Entertainment Corporation
3900 West Innovation Street
Sioux Falls, SD 57017
Ladies and Gentlemen:
We have acted as counsel to LodgeNet Entertainment Corporation, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, relating to the sale by certain selling stockholders of an aggregate of 1,000,000 shares (the “Resale Shares”) of common stock, par value $0.01 per share (“Common Stock”), of the Company that are issued and outstanding.
We have examined the Registration Statement and a form of share certificate representing Common Stock of the Company, which has been filed with the Commission as an exhibit to the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such corporate records, agreements, documents and other instruments and have made such other investigations, as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company.
In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.
Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Resale Shares are validly issued, fully paid and nonassessable.
We do not express any opinion herein concerning any law other than the Delaware General Corporation Law (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
We hereby consent to the filing of this opinion letter as Exhibit 5.01 to the Registration Statement.

Very truly yours,
/s/ Leonard Street and Deinard
Professional Association

LEONARD, STREET AND DEINARD PROFESSIONAL ASSOCIATION